Exhibit 99.3

News Release

RAYONIER ANNOUNCES INITIATIVES TO ENHANCE SHAREHOLDER VALUE
•Targeting $1 billion of select asset sales over the next 18 months
•Reducing target leverage to ≤3.0 Net Debt / Adjusted EBITDA
•Actions intended to enhance shareholder value by capturing the significant disparity between public and private timberland values, reinforce the Company’s balance sheet position, and return meaningful capital to shareholders
•Announcing $242 million asset sale in Oregon – first step toward effectuating the plan

WILDLIGHT, Fla. – November 1, 2023 – Rayonier Inc. (NYSE:RYN) today announced an asset disposition and capital structure realignment plan (the “Plan”) targeting $1 billion of select asset sales over the next 18 months. The proceeds of the asset sales will be used to reduce the Company’s leverage to ≤3.0x Net Debt / Adjusted EBITDA* and return meaningful capital to shareholders. The Plan is intended to enhance shareholder value by capturing the significant disparity between public and private timberland values and reducing the level of debt the Company maintains in a higher interest rate environment. The Plan will also improve the Company’s competitive positioning by divesting less strategic assets and concentrating capital in markets with the strongest cash flow attributes and most favorable long-term growth prospects. The Company today announced the first step toward effectuating the Plan with the sale of 55,000 acres in Oregon for $242 million.
“Rayonier remains committed to its nimble, value-added capital allocation strategy,” said David Nunes, Chief Executive Officer. “The disconnect between private market timberland values and the Company’s public market valuation is at an historically wide level, and the plan announced today will allow us to take advantage of this opportunity to create value for our shareholders as well as right-size our leverage to the current market environment. Our portfolio scale and pure-play timber REIT structure afford us the flexibility to take these initiatives, and we are confident that they will result in meaningful value accretion for our shareholders.”

Reducing Leverage Target
Pursuant to the Plan, Rayonier is adjusting its long-term leverage target from ≤4.5x Net Debt / Adjusted EBITDA* to ≤3.0x Net Debt / Adjusted EBITDA* and commensurately reducing its Net Debt / Asset Value target from ≤30% to ≤20%. “While Rayonier enjoys a long-dated and well-staggered debt maturity profile as well as a low-cost, primarily fixed-rate debt structure, these new credit ratio targets are intended to reduce future interest costs and mitigate refinancing exposure in a higher rate environment, as well as enhance our capital allocation flexibility,” said Mark McHugh, President and Chief Financial Officer. “Maintaining a conservative capital structure has always been a priority for Rayonier, and we believe the current interest rate environment and the ‘higher-for-longer’ rate outlook calls for a more cautious approach to debt utilization within our business. We plan to be selective and opportunistic in achieving our enhanced leverage target over the next 18 months.”

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Announcing Disposition of Oregon Properties
As an important first step toward effectuating the Plan, Rayonier is concurrently announcing an agreement for the sale of 55,000 acres of timberland in Oregon to Manulife Investment Management on behalf of clients for $242 million (~$4,400 per acre), which represents a significant premium to Rayonier’s implied EBITDA* and CAD* trading multiples as well as the per-acre value implied by the Company’s current public market valuation.
“We began evaluating this asset sale six months ago as a way to reduce leverage and take advantage of the significant disconnect between private market timberland values and the valuation implied by the company’s share price,” said Mr. Nunes. “This valuation disconnect has only widened since then, which motivated us to commit to a more transformational initiative to drive value accretion for our shareholders. We intend to remain disciplined and nimble as market conditions evolve, and we will adapt as needed to strengthen our competitive positioning and enhance long-term shareholder value.”
The Oregon disposition is expected to close in the fourth quarter. The Company plans to use $150 million of the proceeds to pay down its only floating rate debt, which will translate to annual interest savings of approximately $9.3 million. The remaining proceeds will be retained to retire debt or return capital to shareholders. Pro forma for the disposition and application of proceeds, the Company’s leverage will decline to 4.2x Net Debt / 2023E Pro Forma Adjusted EBITDA* (based on the midpoint of the Company’s latest full-year guidance adjusted for the Oregon disposition), its weighted average cost of debt will decline to approximately 2.8%, and 100% of its debt will be fixed. Pro forma for the disposition and the application of proceeds, the Company anticipates CAD per share accretion of approximately 6%.
Additional details on the Plan and the Oregon disposition can be found in a supplemental presentation posted to Rayonier’s website. Further details on Rayonier’s progress toward achieving $1 billion of targeted asset sales will be provided as future transactions are completed, as well as at an upcoming Investor Day on February 28, 2024 in New York City.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of September 30, 2023, Rayonier owned or leased under long-term agreements approximately 2.8 million acres of timberlands located in the U.S. South (1.90 million acres), U.S. Pacific Northwest (474,000 acres) and New Zealand (419,000 acres). More information is available at www.rayonier.com.

Forward-Looking Statements - Certain statements in this communication regarding anticipated financial outcomes including Rayonier’s planned asset dispositions, use of proceeds, impact on debt and leverage levels and targets, impact on EBITDA and CAD trading multiples and expected cost of debt, earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the risk that the Oregon disposition will not be completed on a timely basis or at all; the risk that the remaining $1 billion of select assets sales does not occur on the contemplated timetable or at all; the risk that we will not be able to reduce our existing debt in accordance with the Plan; the risk that we will not be able to achieve our revised leverage target in accordance with the Plan; the risk that we will not be able to deploy net proceeds from the asset dispositions contemplated by the Plan in the manner and timeframe we anticipate, including the risk that such proceeds will not be sufficient to achieve the target leverage ratio described in the Plan or to return capital to shareholders; the risk that we will otherwise not be able to execute on the Plan; the uncertain outcome, impact, effects and results of the Plan or the announcement or execution of the Plan, including the diversion of management time and attention; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine; conflict in the Middle East and escalating tensions between China and Taiwan; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.
*Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA”. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Investors: Collin Mings, investorrelations@rayonier.com, 904-357-9100
Media: Alejandro Barbero, alejandro.barbero@rayonier.com
Source: Rayonier Inc
1 Rayonier Way, Wildlight, FL 32097 904-357-9100